                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                 ____________________


                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12 (b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                              ESENJAY EXPLORATION, INC.
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)

              DELAWARE                                     73-1421000
---------------------------------        ---------------------------------------
      (State of incorporation                          (I. R. S. Employer
          of organization)                             Identification No.)

 500 NORTH WATER STREET, SUITE 1100 S.                          78471
       CORPUS CHRISTI, TEXAS
---------------------------------        ---------------------------------------
 (Address of principal executive                              (Zip Code)
              offices)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12 (b) OF THE ACT:

     Title of each class                         Name of each exchange on
     to be so registered                    which each class is to be registered
---------------------------------        ---------------------------------------
            None                                           None
---------------------------------        ---------------------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [X]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-80243

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12 (g) OF THE ACT:

--------------------------------------------------------------------------------

         SERIES A CONVERTIBLE PREFERRED STOCK, PAR VALUE $.01 PER SHARE

--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the series A convertible preferred stock, $.01 par value per share, of Esenjay Exploration, Inc. (the "Company") to be registered hereunder is set forth under the caption "Certificate of Designations for Series A Preferred Stock" in the prospectus included within the registration statement of the Company on Form S-4, as amended, filed with the Securities and Exchange Commission (File No. 333-80243), which description is incorporated herein by reference.

ITEM 2.   EXHIBITS.

     The following exhibits are incorporated by reference herein:

     (1) Certificate of Incorporation of the Company filed as Exhibit 3(a) to the Company's registration statement number 333-53581 dated May 21, 1998.

     (2) Certificate of Designation for Esenjay Series A Convertible Preferred Stock filed as Exhibit B to the Company's registration statement on Form S-4, number 333-80243, dated August 23, 1999.

                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 22, 1999               ESENJAY EXPLORATION, INC.

                                       By: /s/ David B. Christofferson
                                          -------------------------------------
                                               David B. Christofferson
                                            SENIOR VICE PRESIDENT, SECRETARY,
                                                   GENERAL COUNSEL AND
                                               PRINCIPAL FINANCIAL OFFICER


                                       3